As filed with the Securities and Exchange Commission on April 29, 2009

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Brocade Communications Systems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	77-0409517
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1745 Technology Drive

San Jose, California 95110

(Address, including zip code of Registrant’s principal executive offices)

2009 Stock Plan

2009 Director Plan

2009 Employee Stock Purchase Plan

(Full title of the plan)

Tyler Wall, Esq.

Vice President, General Counsel and Secretary

Brocade Communications Systems, Inc.

1745 Technology Drive

San Jose, California 95110

(408) 333-8000

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Katharine A. Martin, Esq.

Wilson, Sonsini, Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

☑ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock $0.001 par value per share, to be issued under the Brocade Communications Systems, Inc. 2009 Stock Plan	48,000,000 shares	$4.96	$238,080,000	$13,284.86
Common Stock $0.001 par value per share, to be issued under the Brocade Communications Systems, Inc. 2009 Director Plan	2,000,000 shares	$4.96	$9,920,000	$553.54
Common Stock $0.001 par value per share, to be issued under the Brocade Communications Systems, Inc. 2009 Employee Stock Purchase Plan	35,000,000 shares	$4.96	$173,600,000	$9,686.88
Total	85,000,000 shares	—	$421,600,000	$23,525.28

(1)	Plus such indeterminable number of additional shares as may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the 2009 Stock Plan, the 2009 Director Plan and the 2009 Employee Stock Purchase Plan.

(2)	Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the filing fee on the basis of $4.96 per share, which represents the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market on April 22, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 25, 2008 filed with the Commission on December 15, 2008;

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 24, 2009 as filed with the Commission on February 25, 2009;

(c) The Registrant’s Current Report on Form 8-K filed with the Commission on November 12, 2008 (except Item 2.02 and Item 9.01 as it relates to Item 2.02), December 23, 2008, as amended on February 25, 2009, January 12, 2009, February 10, 2009, March 12, 2009 and April 27, 2009; and

(d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A dated March 19, 1999, and any further amendment or report filed hereafter for the purpose of updating such description; and

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of the person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

The Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Registrant or any predecessor of the Registrant or serves or served at any other enterprise as a director, officer, or employee at the request of the Registrant or any predecessor to the Registrant. The Amended and Restated Certificate of Incorporation also provides that no amendment or repeal of any provision of Article XI of the Amended and Restated Certificate of Incorporation shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

The Registrant’s bylaws provide for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

Item 7.     Exemption from Registration Claimed.

Not Applicable.

Item 8.     Exhibits.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1(1)	2009 Stock Plan

10.2(2)	2009 Director Plan

10.3(3)	2009 Employee Stock Purchase Plan

23.1	Consent of KPMG LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

(1)	Incorporated by reference to Exhibit 10.1 from Brocade’s Current Report on Form 8-K, filed with the Commission on April 27, 2009.

(2)	Incorporated by reference to Exhibit 10.2 from Brocade’s Current Report on Form 8-K, filed with the Commission on April 27, 2009.

(3)	Incorporated by reference to Exhibit 10.3 from Brocade’s Current Report on Form 8-K, filed with the Commission on April 27, 2009.

Item 9.     Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on April 24, 2009.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Richard Deranleau
Richard Deranleau Chief Financial Officer and Vice President, Finance

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Klayko and Richard Deranleau, and each of them, his or her attorneys-in fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective statements), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael Klayko Michael Klayko	Chief Executive Officer (Principal Executive Officer) and Director	April 24, 2009

/s/ Richard Deranleau Richard Deranleau	Chief Financial Officer and Vice President, Finance (Principal Financial and Accounting Officer)	April 24, 2009

/s/ David L. House David L. House	Chairman of the Board of Directors	April 24, 2009

/s/ Judy Bruner Judy Bruner	Director	April 27, 2009

/s/ Renato A. DiPentima Renato A. DiPentima	Director	April 24, 2009

/s/ Alan Earhart Alan Earhart	Director	April 23, 2009

/s/ John W. Gerdelman John W. Gerdelman	Director	April 27, 2009

/s/ Glenn Jones Glenn Jones	Director	April 24, 2009

/s/ L. William Krause L. William Krause	Director	April 26, 2009

/s/ Sanjay Vaswani Sanjay Vaswani	Director	April 24, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1(1)	2009 Stock Plan

10.2(2)	2009 Director Plan

10.3(3)	2009 Employee Stock Purchase Plan

23.1	Consent of KPMG LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

(1)	Incorporated by reference to Exhibit 10.1 from Brocade’s Current Report on Form 8-K, filed with the Commission on April 27, 2009.

(2)	Incorporated by reference to Exhibit 10.2 from Brocade’s Current Report on Form 8-K, filed with the Commission on April 27, 2009.

(3)	Incorporated by reference to Exhibit 10.3 from Brocade’s Current Report on Form 8-K, filed with the Commission on April 27, 2009.